Exhibit 10.2
FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT
THIS FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (“First Amendment”) is entered into as of March 21, 2023, among EQUIFAX INC., a Georgia corporation, as borrower (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders from time to time party thereto and the Administrative Agent are party to that certain Term Loan Credit Agreement dated as of August 25, 2021 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this First Amendment, the “Amended Credit Agreement”).
B.    The Borrower has requested that certain amendments be made to the Existing Credit Agreement, including, among other things, (i) modifications to the financial covenant set forth in Section 8.01 of the Existing Credit Agreement, (ii) modifications to the definition of “Consolidated EBITDA”, (iii) an increase to the basket for Permitted Receivables Financing Debt and (iv) the replacement of the Adjusted Eurodollar Rate (as defined in the Existing Credit Agreement) as the Benchmark for extensions of credit under the Existing Credit Agreement with Adjusted Term SOFR.
C.    The Lenders party hereto (which, for the avoidance of doubt, constitute all of the Lenders under the Existing Credit Agreement) are willing to amend the Existing Credit Agreement in accordance with Section 12.01 thereof on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:
SECTION 1.    DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings specified in the Amended Credit Agreement.
SECTION 2.    AMENDMENT.
(a)    Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
Any Eurodollar Rate Loans (as defined in the Existing Credit Agreement) that are outstanding as of the First Amendment Effective Date (the “Existing Eurodollar Rate Loans”) shall remain Eurodollar Rate Loans until the end of the applicable Interest Period, in each case upon the terms and subject to the conditions set forth in the Existing Credit Agreement. From and after the First Amendment Effective Date, (i) new Loans, or continuations or conversions of Loans shall be Loans bearing interest by reference to Adjusted Term SOFR or ABR and (ii) the Existing Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans.
SECTION 3.    EFFECTIVENESS. The effectiveness of this First Amendment is subject to satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “First Amendment Effective Date”):

3.1    First Amendment. The Administrative Agent shall have received counterparts of this First Amendment, duly executed and delivered on behalf of the Borrower, the Administrative Agent and each of the Lenders;
3.2    Fees and Expenses. (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, in each case to the extent invoiced at least two Business Days prior to the First Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) required to reimbursed or paid by the Borrower hereunder or under any other Loan Document and (ii) the Administrative Agent shall have received all fees payable pursuant to that certain Fee Letter, dated as of March 6, 2023, between the Borrower and JPMorgan.
3.3    Representations and Warranties. The representations and warranties contained in Article V (excluding Section 5.01(m)) of the Existing Credit Agreement shall be true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.
3.4    No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the date hereof, both before and after giving effect to the effectiveness of this First Amendment.
SECTION 4.    LIMITATION OF AGREEMENT; FULL FORCE AND EFFECT. The amendments set forth in this First Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Existing Credit Agreement or the other Loan Documents, to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or may have in the future under or in connection with the Amended Credit Agreement or the other Loan Documents; or (b) to be a consent to any future waiver, amendment, consent or departure from the terms and conditions of the Amended Credit Agreement or the other Loan Documents. This First Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER In order to induce the Lenders and Administrative Agent to enter into this First Amendment, the Borrower represents and warrants to each Lender and Administrative Agent as follows:
5.1    Authorization; Enforceability. The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this First Amendment in accordance with its terms. This First Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
5.2    No Conflict. The execution, delivery and performance by the Borrower of this First Amendment, in accordance with its terms, do not (i) require the Borrower or any of its Subsidiaries to obtain any Governmental Approval or approval of any other Person, except for such as have been obtained and are in full force and effect or those which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable Law relating to the Borrower or any of its Subsidiaries, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute a default under (x) the articles of incorporation, bylaws or other organization documents of the
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Borrower or any of their Subsidiaries or (y) any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except, with respect to this clause (iii)(y), as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien (other than a Lien permitted under Section 8.02 of the Amended Credit Agreement) upon or with respect to any property now owned or hereafter acquired by such Person.
SECTION 6    REAFFIRMATION BY BORROWER. Borrower hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including its undertaking and obligation to timely pay the Obligations.
SECTION 7    MISCELLANEOUS.
7.1    Reference to and Effect on the Existing Credit Agreement and the other Loan Documents. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement or the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such agreement after giving effect hereto. This First Amendment shall be deemed to be one of the Loan Documents. The rules of construction set forth in Section 1.02 of the Amended Credit Agreement shall apply to this First Amendment the same as they apply to the Amended Credit Agreement and the other Loan Documents.
7.2    Ratification of Reimbursement and Indemnification Obligations. Borrower ratifies and affirms each of its reimbursement and indemnification obligations under the Loan Documents, including Section 12.04 of the Amended Credit Agreement, and including its obligation to pay all reasonable and documented out-of-pocket fees, charges and disbursements of counsel incurred by the Administrative Agent in connection with the negotiation, implementation, execution and enforcement of this First Amendment, and any acts contemplated hereby and thereby. Nothing herein shall be construed to limit, affect, modify or alter Borrower’s reimbursement and indemnification obligations under the Amended Credit Agreement or elsewhere under the Loan Documents.
7.3    Headings. Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect,
7.4    Governing Law, Submission to Jurisdiction, Waiver of Venue, Service of Process and Jury Trial Waiver. Sections 12.14 and 12.15 of the Amended Credit Agreement are incorporated herein, mutatis mutandis, and are deemed to apply to this First Amendment as if set forth herein in full.
7.5    Successors and Assigns. The provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this First Amendment except in accordance with the Amended Credit Agreement.
7.6    Counterparts.
(a)     This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or email (including by “pdf”) shall be effective as delivery of a manually executed counterpart of this First Amendment.
(b)    The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this First Amendment or any certificate or other document to be signed or delivered in connection with this First Amendment or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by Administrative Agent, deliveries or the keeping of
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records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this Section 7.6(b) may include use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.
[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
Borrower:
EQUIFAX INC.
By:    /s/ M. Gabe Bonfield
Name:    M. Gabe Bonfield
Title:    Vice President and Treasurer
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[Signature Page to First Amendment]

Administrative Agent:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:     /s/ John Kowalczuk
Name:    John Kowalczuk
Title:    Executive Director

[Signature Page to First Amendment]

Bank of America, N.A., as a Lender
By:     /s/ Molly Daniello
Name:    Molly Daniello
Title:    Director

[Signature Page to First Amendment]

Mizuho Bank, LTD, as a Lender
By:     /s/ Tracy Rahn
Name:    Tracy Rahn
Title:    Executive Director

[Signature Page to First Amendment]

Truist Bank, as a Lender
By:     /s/ Tyler Stephens
Name:    Tyler Stephens
Title:    Director

[Signature Page to First Amendment]

Wells Fargo Bank, National Association, as a Lender
By:     /s/ Karen H. McClain
Name:    Karen H. McClain
Title:    Managing Director

[Signature Page to First Amendment]

Fifth Third Bank, National Association, as a Lender
By:     /s/ Nick Meece
Name:    Nick Meece
Title:    Associate

[Signature Page to First Amendment]

PNC Bank, National Association, as a Lender
By:     /s/ Jennifer L. Shafer
Name:    Jennifer L. Shafer
Title:    Vice President

[Signature Page to First Amendment]

Regions Bank, as a Lender
By:     /s/ Mike Roane
Name:    Mike Roane
Title:    Director

[Signature Page to First Amendment]

U.S. Bank National Association, as a Lender
By:     /s/ Edward B. Hanson
Name:    Edward B. Hanson
Title:    Senior Vice President

[Signature Page to First Amendment]

Citizens Bank, N.A., as a Lender
By:     /s/ Kenneth D. Stover
Name:    Kenneth D. Stover
Title:    Vice President

[Signature Page to First Amendment]

[Signature Page to First Amendment]

EXHIBIT A

Credit Agreement

[See attached.]

~~EXECUTION VERSION~~EXHIBIT A

TERM LOAN CREDIT AGREEMENT
Dated as of August 25, 2021 and as amended by the First Amendment, dated as of March 21, 2023 among
EQUIFAX INC.,
as the Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
The Other Lenders From Time To Time Party Hereto
______________________________________________________________________________
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
MIZUHO BANK, LTD.,
TRUIST SECURITIES, INC.
AND WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners
CITIZENS BANK, N.A.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION
PNC CAPITAL MARKETS LLC,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK
AND U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers
and
BANK OF AMERICA, N.A.,
MIZUHO BANK, LTD.,
TRUIST BANK
AND WELLS FARGO BANK, N.A.
as Co-Syndication Agents

Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~30~~29
1.03    Accounting Terms    30
1.04    Rounding    ~~31~~30
1.05    Times of Day    ~~31~~30
1.06    Classifications of Loans and Borrowings    31
1.07    Divisions    31
1.08    Interest Rates; LIBOR Notification    31
ARTICLE II. THE COMMITMENTS AND LOANS    ~~33~~31
2.01    Commitments    ~~33~~31
2.02    Borrowings, Conversions and Continuations of Loans    ~~33~~32
2.03    [Reserved]    ~~35~~33
2.04    [Reserved]    ~~35~~33
2.05    [Reserved]    ~~35~~33
2.06    [Reserved]    ~~35~~33
2.07    Prepayments    ~~35~~33
2.08    Termination or Reduction of Commitments    ~~35~~34
2.09    Repayment of Loans    ~~36~~34
2.10    Interest    ~~36~~34
2.11    Fees    ~~36~~35
2.12    Computation of Interest and Fees    ~~37~~36
2.13    Evidence of Debt    ~~37~~36
2.14    Payments Generally; Administrative Agent’s Clawback    ~~38~~36
2.15    Sharing of Payments by Lenders    ~~39~~38
2.16    Defaulting Lenders    ~~40~~39
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    ~~41~~40
3.01    Taxes    ~~41~~40
3.02    Illegality    ~~46~~44
3.03    Alternate Rate of Interest    ~~46~~45
3.04    Increased Costs; Reserves on ~~Eurodollar Rate~~Term Benchmark Loans    ~~49~~47
3.05    Compensation for Losses    ~~50~~49
3.06    Mitigation Obligations; Replacement of Lenders    ~~51~~50
3.07    Survival    ~~51~~50
ARTICLE IV. CONDITIONS PRECEDENT TO LOANS    ~~52~~50
4.01    Conditions of Effectiveness    ~~52~~50
4.02    Conditions to Borrowings    ~~54~~53
ARTICLE V. REPRESENTATIONS AND WARRANTIES    ~~55~~53
5.01    Representations and Warranties    ~~55~~53
5.02    Survival of Representations and Warranties, Etc.    ~~59~~58
ARTICLE VI. FINANCIAL INFORMATION AND NOTICES    ~~60~~58
6.01    Financial Statements, Etc.    ~~60~~58
6.02    Officer’s Compliance Certificate    ~~61~~60
6.03    Other Reports    ~~61~~60
6.04    Notice of Litigation and Other Matters    ~~62~~60
6.05    Ratings Information    ~~62~~61
ARTICLE VII. AFFIRMATIVE COVENANTS    ~~62~~61
7.01    Preservation of Corporate Existence and Related Matters    ~~63~~61
7.02    Maintenance of Property    ~~63~~61
7.03    Insurance    ~~63~~61
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(continued)
Page

7.04    Accounting Methods and Financial Records    ~~63~~62
7.05    Payment and Performance of Obligations    ~~63~~62
7.06    Compliance With Laws and Approvals    ~~64~~62
7.07    Environmental Laws    ~~64~~62
7.08    Compliance with ERISA; ERISA Notices    ~~64~~63
7.09    Conduct of Business    ~~65~~63
7.10    Visits and Inspections    ~~65~~63
7.11    Use of Proceeds    ~~66~~64
7.12    Subsidiary Guarantees    ~~66~~64
ARTICLE VIII. NEGATIVE COVENANTS    ~~66~~65
8.01    Maximum Leverage Ratio    ~~66~~65
8.02    Liens    ~~67~~65
8.03    Limitations on Subsidiary Debt    ~~71~~68
8.04    Limitations on Mergers and Liquidation    ~~72~~70
8.05    Limitation on Asset Dispositions    ~~73~~70
8.06    Governmental Regulations    ~~73~~71
8.07    Sanctions and Anti-Corruption Laws    ~~73~~71
ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES    ~~73~~71
9.01    Events of Default    ~~73~~71
9.02    Remedies Upon Event of Default    ~~76~~74
9.03    Rights and Remedies Cumulative; Non-Waiver; etc.    ~~77~~75
9.04    Application of Funds    ~~77~~75
ARTICLE X. ADMINISTRATIVE AGENT    ~~78~~75
10.01    Appointment and Authority    ~~78~~75
10.02    Rights as a Lender    ~~78~~76
10.03    Exculpatory Provisions    ~~78~~76
10.04    Reliance by Administrative Agent    ~~79~~77
10.05    Delegation of Duties    ~~80~~77
10.06    Replacement of Administrative Agent    ~~80~~77
10.07    Non-Reliance on Administrative Agent and Other Lenders    ~~81~~78
10.08    No Other Duties, Etc.    ~~81~~79
10.09    Administrative Agent May File Proofs of Claim    ~~82~~79
10.10    Arrangers; Co-Syndication Agents    ~~83~~80
10.11    Acknowledgment of Lenders    ~~83~~80
ARTICLE XI. [RESERVED].    ~~84~~82
ARTICLE XII. MISCELLANEOUS    ~~84~~82
12.01    Amendments, Etc.    ~~84~~82
12.02    Notices; Effectiveness; Electronic Communication    ~~85~~83
12.03    No Waiver; Cumulative Remedies; Enforcement    ~~87~~84
12.04    Expenses; Indemnity; Damage Waiver and Limitation of Liability    ~~88~~85
12.05    Payments Set Aside    ~~91~~88
12.06    Successors and Assigns    ~~91~~88
12.07    Treatment of Certain Information; Confidentiality    ~~95~~92
12.08    Right of Setoff    ~~96~~93
12.09    Interest Rate Limitation    ~~96~~94
12.10    Counterparts; Integration; Effectiveness    ~~97~~94
12.11    Survival of Representations and Warranties    ~~97~~94
12.12    Severability    ~~97~~94
12.13    Replacement of Lenders    ~~97~~95
12.14    Governing Law; Jurisdiction; Etc.    ~~98~~95
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(continued)
Page

12.15    Waiver of Jury Trial    ~~99~~96
12.16    No Advisory or Fiduciary Responsibility    ~~99~~96
12.17    Electronic Execution of Assignments and Certain Other Documents    ~~99~~97
12.18    USA PATRIOT Act    ~~101~~98
12.19    Judgment Currency    ~~101~~98
12.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~101~~98
12.21    Certain ERISA Matters    ~~102~~99
12.22    Acknowledgement Regarding Any Supported QFCs    ~~103~~100

-iii-

SCHEDULES
2.01        Commitments and Applicable Loan Percentages
8.02        Liens as of Closing Date
12.02        Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Borrowing Request
B    Note
C    Officer’s Compliance Certificate
D-1    Assignment and Assumption
D-2    Administrative Questionnaire
E-H    Tax Certificates
    - iv -

TERM LOAN CREDIT AGREEMENT
This TERM LOAN CREDIT AGREEMENT ~~(this “Agreement”)~~ is entered into as of August 25, 2021~~,~~ (as amended by the First Amendment, dated as of March 21, 2023, this “Agreement”), among EQUIFAX INC., a Georgia corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
STATEMENT OF PURPOSE
WHEREAS, the Borrower has requested that the Lenders establish a $700,000,000 term loan facility in favor of the Borrower;
WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments, are willing severally to establish the term loan facility in favor of the Borrower;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“ABR” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus 1/2 of 1% and (iii) ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR applicable for an ~~interest period~~Interest Period of one month ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.0%; provided that for the purpose of this definition, ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR for any day shall be based on the ~~Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in ABR due to a change in the Prime Rate, the NYFRB Rate or ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then ABR shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loan” means a Loan that bears interest based on the ABR. All ABR Loans shall be denominated in Dollars.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~Eurodollar Rate~~Term SOFR” means, ~~with respect to any Eurodollar Borrowing~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~Eurodollar~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments on the Closing Date shall be Seven Hundred Million Dollars ($700,000,000).
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Ancillary Document” has the meaning specified in Section 12.17.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Ticking Fee	~~Eurodollar Rate~~Term Benchmark Loans and RFR Loans	ABR Loans
1	A-/A3 or better	0.090%	1.000%	0.000%
2	BBB+/Baa1	0.110%	1.125%	0.125%
3	BBB/Baa2	0.125%	1.250%	0.250%
4	BBB-/Baa3	0.175%	1.375%	0.375%
5	Worse than BBB-/Baaa3	0.225%	1.625%	0.625%

“Appriss Acquisition” means the acquisition by the Borrower (or by one of its direct or indirect Subsidiaries) of Appriss Insights.
“Appriss Closing Date” means the date of the consummation of the Appriss Acquisition.
“Applicable Loan Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. The initial Applicable Loan Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, BofA Securities, Mizuho Bank, Ltd., Truist Securities, WFS, Citizens Bank, N.A., Fifth Third Bank, National Association, PNC Capital Markets LLC, Regions Capital Markets, a division of Regions Bank and U.S. Bank, National Association, in their capacities as joint lead arrangers under the Agreement.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another, or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by the use of an electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Delayed Draw Commitment Termination Date and (b) the date of termination of the Aggregate Commitments pursuant to Section 2.08.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 3.03 unless reinstated pursuant to the same clause (e) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, ~~Eurodollar~~with respect to any (i) RFR Loan, Daily Simple SOFR and (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred with respect to ~~the Eurodollar~~Daily Simple SOFR or the Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below~~:
~~(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1)    ~~the sum of: (a)~~Adjusted Daily Simple SOFR; and ~~(b) the related Benchmark Replacement Adjustment;~~
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other U.S. dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities~~;~~ at such time.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to ~~the~~such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.03(c); or~~
~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the

Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or

(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BofA Securities” means BofA Securities, Inc. or any of its designated affiliates.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.01(c).
“Borrowing” means a borrowing consisting Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar Rate~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02, which shall be substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Business Day” means ~~(a)~~, any day (other than a Saturday~~,~~ or a Sunday ~~or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations is located and (b) if such day relates to~~) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans referencing Adjusted Daily Simple SOFR and any interest rate settings ~~as to a Eurodollar Rate Loan, any~~, fundings, disbursements, settlements ~~and~~or payments ~~in respect~~ of any such ~~Eurodollar Rate~~ Loan, or any other dealings ~~to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.~~of such Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.
“Capital Lease” means, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of such Person and its Consolidated Subsidiaries.
“Capital Stock” means (a) in the case of a corporation, capital stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (c) in the case of a partnership, partnership interests (whether general or limited); (d) in the case of a limited liability company, membership interests; and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Netting Amount” means, as of the last day of any fiscal quarter, the amount of unrestricted cash and cash equivalents of the Borrower and its Consolidated Subsidiaries in excess of $175,000,000; provided that the Cash Netting Amount shall not exceed 37.5% of Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such date.
“Change in Control” has the meaning specified in Section 9.01(h).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 12.01.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable and giving effect to (a) any reduction in such amount from time to time pursuant to Sections 2.08 and 2.09 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 12.06.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of a Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
    “Consolidated EBITDA” means, for any period, as applied to the Borrower and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income has been deducted for (i) Consolidated Interest Expense, (ii) all federal and state income tax expense, (iii) depreciation and amortization expense, (iv) all other non-cash charges (including, without limitation, non-cash compensation expense) (provided that, for the avoidance of doubt, the creation of a reserve or non-cash accrual shall not itself constitute a cash charge in the same period accrued, but the payment of any amounts shall constitute cash charges in the same period paid), (v) to the extent incurred in any period ending on or prior to December 31, 2021, out-of-pocket expenses incurred as a result of the September 2017 Cybersecurity Incident consisting of incremental costs to transform the Borrower’s information technology infrastructure and data security, legal fees and professional services costs to investigate and respond to legal, government and regulatory claims, and costs to provide free product and related support to consumers (less any insurance proceeds related to the September 2017 Cybersecurity Incident actually received for such items), (for the avoidance of doubt, the amounts shall match the amounts released as part of earnings reported on a quarterly basis, as filed in the 8-K of the Borrower) in an amount not to exceed, for any period of four consecutive fiscal quarters, $250,000,000, (vi) fines, penalties, restitution, settlement payments, charges and similar costs (excluding, for the avoidance of doubt, expenses of the type contemplated by clause (v) above) related to any litigation or governmental or regulatory investigation or proceeding related to the September 2017 Cybersecurity Incident to the extent actually paid in cash (provided that, for the avoidance of doubt, addbacks for items pursuant to this clause (vi) shall not be duplicative of any addbacks for reserves for such items pursuant to clause (iv) above), (vii) extraordinary, unusual, non-recurring or one-time cash expenses, losses and charges, (viii) all fees and expenses incurred in respect of any acquisitions, dispositions, investments and debt or equity issuances (in each case, regardless of whether or not consummated), (ix) non-cash gains or losses for the Borrower’s pension and other postretirement plan benefit mark-to-market expenses ~~and~~, (x) unrealized foreign currency translation gains and losses, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP and (xi) integration costs or expenses (including related costs and expenses) and one-time costs and accruals and reserves related to acquisitions made on or after January 1, 2021, including severance costs, recruiting and relocation costs and expenses and charges in connection with curtailments and modifications to pension and post-retirement employee benefit plans; provided that the aggregate amount added to or included in Consolidated EBITDA pursuant to this clause (xi) shall not, for any period of four consecutive fiscal quarters, exceed $100,000,000; provided that for purposes of calculating Consolidated EBITDA of the Borrower for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio, (A) the Consolidated EBITDA of (or attributable to) (1) any other Person, (2) all or substantially all of the business or assets of any other Person or (3) operating division or business unit of any other Person, acquired by, or merged into or consolidated with, the Borrower or one of its Consolidated Subsidiaries during such Reference Period, in each case under this clause (A), shall be included on a pro forma basis for such Reference Period as if such acquisition, merger or consolidation in connection therewith occurred on the first day of such Reference Period and (B) the Consolidated EBITDA of (or attributable to) (1) any Consolidated Subsidiary whose Capital Stock is sold or otherwise transferred to any Person other than to the Borrower or to a Consolidated Subsidiary of the Borrower during such Reference Period such that as a result of such sale or transfer such Consolidated Subsidiary ceases to be a Subsidiary of the Borrower, (2) assets (whether all or substantially all) of the Borrower or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Borrower or to a Subsidiary of the Borrower during such Reference Period or (3) an operating division or business unit of the Borrower or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Borrower or to a Consolidated Subsidiary of the Borrower during such Reference Period, in each case under this clause (B), shall be excluded on a pro forma basis for such Reference Period as if the consummation of such sale, lease or other transfer occurred on the first day of such Reference Period so long as the Consolidated EBITDA of (or attributable to) such Capital Stock, asset, operating division or business unit sold or otherwise transferred, exceeds 5% of Consolidated Operating Profit for the immediately preceding Fiscal Year.
“Consolidated Funded Debt” means, as of any date, without duplication, all Debt of the Borrower and its Consolidated Subsidiaries of the type referred to in clauses (a), (b), (f), (g) (but only with respect to obligations otherwise included in this definition of Consolidated Funded Debt), (h), (i) (but only to the extent then due and owing), (j) (but in the case of clause (j), only to the extent of any drawn and unreimbursed amount of such letters of credit) and (l) ~~and~~ (~~m~~but excluding any Permitted Receivables Financing Debt) of the definition of “Debt” set forth in this Section 1.01, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP. ~~Any Debt described in clauses (l) and (m) of the definition of Debt shall be included in the calculation of Consolidated Funded Debt even if the applicable Subsidiary is not consolidated under GAAP.~~
“Consolidated Interest Expense” means, for any period, as applied to the Borrower and its Consolidated Subsidiaries, for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period) and any upfront fees and expenses in connection with a Hedging Agreement plus (c) amortization of debt discount and debt issuance fees plus (d) any fees (including underwriting fees and expenses paid in connection with the Loan Documents and any acquisition of all or substantially all of the assets or Capital Stock of a Person), in connection with any amendment or waiver of any debt issuance plus (e) any administration fees payable to the Administrative Agent in connection with the Loan Documents and the agent with respect to any other Debt, in each case as determined and computed on a Consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income, after taxes, of the Borrower and its Consolidated Subsidiaries for such period as determined and computed on a Consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of any date, Consolidated Total Assets, less the sum of the value, as set forth or reflected in the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP of:
(a)    All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, excluding “Purchased Data Files,” but including, without limitation, goodwill (as determined by the Borrower in a manner consistent with its past accounting practices and in accordance with GAAP), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;
(b)    To the extent not included in clause (a) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of its Consolidated Subsidiaries; and
(c)    To the extent not included in clause (a) of this definition, deferred expenses.
“Consolidated Operating Profit” means, for any period, the Operating Profit of the Borrower and its Consolidated Subsidiaries, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP.
“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, are Consolidated with those of the Borrower in its Consolidated financial statements as of such date.
“Consolidated Total Assets” means, as of any date, the assets and properties of the Borrower and its Consolidated Subsidiaries, as determined and computed on a Consolidated basis in accordance with GAAP. For the avoidance of doubt, “Consolidated Total Assets” shall exclude the assets of any Receivables Subsidiary to the extent such assets are subject to a Permitted Receivables Financing.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Debt” of any Person means at any date, without duplication:
(a)    all obligations of such Person for borrowed money;

(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(d)    all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than (i) trade debt incurred in the ordinary course of business on terms customary in the trade, (ii) deferred compensation payable to directors, officers, employees or consultants and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition until such adjustment or earnout becomes due and payable) which would appear as liabilities on a balance sheet of such Person;
(e)    all obligations of such Person under take or pay or similar arrangements or under commodities agreements;
(f)    all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof the amount of such Debt shall be limited to the greater of (i) the amount of such Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien;
(g)    all Support Obligations of such Person with respect to a Debt of another Person;
(h)    the principal portion of all obligations of such Person under Capital Leases;
(i)    all net obligations of such Person in respect of Hedging Agreements;
(j)    the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed or not cash collateralized);
(k)    all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; and
(l)    the outstanding attributed principal amount under any asset securitization program of such Person (including without limitation, any Permitted Receivables Financing Debt)~~; and~~.
~~(m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.~~

The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to the assets (other than the ownership interest in such partnership or joint venture) of such Person for payment of such Debt.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish (in consultation with the Borrower) another convention in its reasonable discretion.~~
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating (i) as a result of either S&P or Moody’s failure to continue to rate any issuer’s non-credit-enhanced, senior unsecured long-term debt, then the Pricing Level shall be based on such Debt Rating that remains available (e.g., if Moody’s Debt Rating corresponds to Pricing Level 1 and S&P is no longer in the business of rating any issuer’s non-credit-enhanced, senior unsecured long-term debt, then Pricing Level 1 shall apply) or (ii) for any other reason, then the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply until the earlier of (A) such time as S&P and/or Moody’s provides another Debt Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Agreement.
Initially, the Applicable Rate shall be determined based upon the Debt Rating for Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.05 and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Default” means any of the events specified in Section 9.01 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Default Rate” means an interest rate equal to (i) the ABR plus (ii) the Applicable Rate, if any, applicable to ABR Loans plus (iii) 2% per annum; provided that with respect to a ~~Eurodollar Rate~~Term Benchmark Loan or RFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to fund all or any portion of the Loans that are required to be funded hereunder within three Business Days of the date required to be funded by it, unless such Lender has delivered written notice to the Administrative Agent and the Borrower indicating that such obligation is the subject of a good faith dispute as to the satisfaction of one or more conditions precedent to funding (which notice shall specifically identify the particular Default, if any), (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-in Action (provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority), in each case, as the Administrative Agent may reasonably determine based solely on the foregoing.
“Delayed Draw Commitment Termination Date” means May 25, 2022; provided that if such date is not a Business Day, the Delayed Draw Commitment Termination Date shall be the preceding Business Day.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
~~“Early Opt-in Election” means, if the then current Benchmark is Eurodollar Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).
“Environmental Laws” means any and all Federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Issuance” means any issuance by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that for purposes of Title I or Title IV of ERISA or Section 412 or Section 430 of the Code would be deemed to be a “single employer” with the Borrower under Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
~~“Eurodollar Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which the Screen Rate is available) that is shorter than the Impacted Eurodollar Rate Interest Period; and (b) the Screen Rate for the shortest period (for which the Screen Rate is available) that exceeds the Impacted Eurodollar Rate Interest Period, in each case, at such time; provided that if any Eurodollar Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.~~
~~“Eurodollar Rate” means, with respect to each Interest Period for a Eurodollar Rate Loan, the Screen Rate at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Eurodollar Rate Interest Period”) then the Eurodollar Rate shall be the Eurodollar Interpolated Rate.~~
~~“Eurodollar Rate Loan” means a Loan bearing interest based upon the Eurodollar Rate.~~
“Event of Default” means any of the events specified in Section 9.01, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means the Credit Agreement, dated as of September 27, 2018 (as amended by the First Amendment, dated as of April 10, 2020), among the Borrowers, the Subsidiaries of the Borrower party thereto as “Designated Borrowers,” the various lenders party thereto, and Truist Bank, as administrative agent.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
~~“FCA” has the meaning specified in Section 1.08.~~
“Federal Funds Rate” means for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letters” means, collectively, the letter agreements, each dated as of July 30, 2021 among (a) the Borrower and JPMorgan Chase Bank; (b) the Borrower and BofA Securities; (c) the Borrower and Mizuho Bank, Ltd.; (d) the Borrower and Truist Securities and (e) the Borrower and WFS.
“First Amendment” means the First Amendment to Term Loan Credit Agreement, dated as of March 21, 2023, among the Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” has the meaning specified in the First Amendment.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on or about December 31.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~the Eurodollar Rate~~Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR or Adjusted Daily Simple SOFR shall be zero.
“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), including any self-regulatory organization established under any Law or any stock exchange.
“Hazardous Materials” means any substances or materials (a) which are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law; (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority; (c) the presence of which require investigation or remediation under any Environmental Law; (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval; or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedging Agreement” means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement, foreign currency agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person, and any confirming letter executed pursuant to such hedging agreement, all as amended, amended and restated, supplemented or otherwise modified from time to time.
~~“Impacted Eurodollar Rate Interest Period” has the meaning assigned to such term in the definition of “Eurodollar Rate.”~~
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 12.04(b).
“Information” has the meaning specified in Section 12.07.
“Interest Payment Date” means, (a) ~~as~~with respect to any ~~Loan other than an ABR~~Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the ~~applicable Maturity Date; provided that if any~~case of a Term

Benchmark Borrowing with an Interest Period ~~for a Eurodollar Rate Loan exceeds~~of more than three months~~, the respective dates that fall every three months after the beginning~~’ duration, each day prior to the last day of such Interest Period ~~shall also be~~that occurs at intervals of three months’ duration after the first day of such Interest ~~Payment Dates;~~Period, and the Maturity Date; (b) as to any ABR Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date~~.~~; and (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date.
“Interest Period” means ~~as to each Eurodollar Rate Loan~~with respect to any Term Benchmark Borrowing, the period commencing on the date of such ~~Eurodollar Rate Loan is disbursed converted to or continued as a Eurodollar Rate Loan~~Borrowing and ending on the ~~date~~numerically corresponding day in the calendar month that is one, three or six months thereafter~~, as selected by the Borrower in its Borrowing Request, or such other period that is twelve months or less requested by the Borrower and consented to by all of the Lenders~~ (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that~~:~~
~~(i)~~  (i) if any Interest Period ~~that~~ would ~~otherwise~~ end on a day ~~that is not~~other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day ~~falls in another~~would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day~~;~~
~~(ii)~~ , (ii) any Interest Period that ~~begins~~commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall end on the last Business Day of the last calendar month ~~at the end~~ of such Interest Period~~;~~
~~(iii)~~  and (iii) no ~~no Interest Period shall extend beyond the applicable Maturity Date; and~~
~~(iv) no~~ tenor that has been removed from this definition pursuant to Section 3.03(~~f~~e) shall be available for specification in such Borrowing Request or applicable notice of continuation or conversion unless reinstated pursuant to such Section 3.03(~~f).~~e). For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lender Related Person” has the meaning specified in Section 12.04(d).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) (x) Consolidated Funded Debt on such day minus (y) the Cash Netting Amount, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

“Leverage Ratio Increase Requirements” means, in connection with any election by the Borrower to increase the Leverage Ratio under Section 8.01 for a four consecutive fiscal quarter period, the following:
(i)    such election is made in connection with a Material Acquisition that is permitted hereunder;
(ii)    such election is only given effect for the four consecutive fiscal quarter period following the date on which the applicable Material Acquisition is consummated (by way of example only, if the Material Acquisition is consummated on May 15, 2021, for the fiscal quarters ending June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022); and
(iii)    the Borrower may not make an election during any period in which a previous election is then in effect, and at least one full fiscal quarter must elapse following the end of any such four fiscal quarter period during which an election is in effect before the Borrower may make any such additional election.
~~“LIBOR” has the meaning specified in Section 1.08.~~
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any easement, right of way or other encumbrance on title to real property). For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease (excluding, however, any synthetic leases) or other title retention agreement relating to such asset.
“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Debt by a Receivables Subsidiary under a Permitted Receivables Financing.
“Loan” means a loan made by the Lenders to the Borrower pursuant to this Agreement.
“Loan Documents” means this Agreement, each Note and the Fee Letters.
“Material Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of all or any portion of the Capital Stock or other ownership interest in any Person which is not a

Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary (including the acquisition of a division or line of business of such a Person) with respect which, in each case, the aggregate consideration for such acquisition is in excess of $100,000,000.
“Material Adverse Effect” means any of (a) a material adverse effect on the business, assets, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents, in each case to which it is a party; or (c) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document; taken as a whole.
“Material Subsidiary” means any Subsidiary of the Borrower that would constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X under the Securities Act.
“Maturity Date” means August 25, 2026; provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means (a) any multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, and (b) each such plan for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate made or was obligated to make contributions to such a plan.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than 0.00%, such rate shall be deemed to be 0.00%.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Compliance Certificate” has the meaning specified in Section 6.02.

“Operating Profit” means, as applied to any Person for any period, the operating revenue of such Person for such period, less (a) its costs of services for such period and (b) its selling, general and administrative costs for such period but excluding therefrom all extraordinary gains or losses, all as determined and computed in accordance with GAAP.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
~~“Other Benchmark Rate Election” means, if the then-current Benchmark is the Eurodollar Rate, the occurrence of:~~
~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~
~~(b) the Administrative Agent and the Borrower jointly elect to trigger a fallback from the Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means with respect to the Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar Rate borrowings~~eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Cybersecurity Obligations” means all Subsidiary Cybersecurity Obligations of all Domestic Subsidiaries which have (in accordance with Section 7.12 or otherwise at the election of the Borrower) provided a guaranty of the Obligations in favor of the Lenders and the Administrative Agent (in form and substance reasonably acceptable to the Administrative Agent and delivered such other documentation, including customary certificates, resolutions and legal opinions, and taken such other actions as reasonably requested by the Administrative Agent in connection with such guaranty) which has not been terminated or released.
“Participant” has the meaning specified in Section 12.06(d).
“Participant Register” has the meaning specified in Section 12.06(d).
“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.
“Payment” has the meaning specified in Section 10.11.
“Payment Notice” has the meaning specified in Section 10.11.
“PBGC” means the United States Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including a multiple employer plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate, or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code.
“Permitted Receivables Financing” means one or more accounts receivables purchase facilities made available to the Borrower or any of its Subsidiaries on then-market terms (as reasonably determined by the Borrower) pursuant to which the Borrower or any Subsidiary sells, conveys, contributes or otherwise transfers (or purports to sell, convey, contribute or otherwise transfer) accounts receivable and any related assets (including all collateral securing such accounts receivable and related assets, all contracts and all guarantees or other obligations in respect of such accounts receivable and related assets, proceeds of such accounts receivable and related assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings) to any ~~special purpose securitization subsidiary of the Borrower or directly to one or more investors or purchasers (including pursuant to any factoring facility or arrangement)~~Receivables Subsidiary and, in connection therewith, may grant a security interest in such accounts receivable and such related assets.
“Permitted Receivables Financing Debt” means (a) any Debt issued or incurred under any Permitted Receivables Financing and (b) in the case of any Permitted Receivables Financing that is a purchase and sale of accounts receivable, or otherwise does not involve issuance or incurrence of Debt, the “outstanding investment”, “aggregate capital” or “invested amount” (or similar term) owing to the third-party purchasers or investors pursuant to such Permitted Receivables Financing, net of any such account receivables that have been written off as uncollectible or are otherwise ineligible, and subject to any offsets, dilutions or concentrations; provided that the aggregate principal or face amount of Permitted Receivables Financing Debt at any time outstanding (whether ~~resulting~~arising from one or more Permitted Receivables Financings) shall not exceed $~~250,000,000~~450,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any such Plan to which the Borrower is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.01(c).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Projections” has the meaning specified in Section 5.01(p).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.01.
“Qualifying Lender” has the meaning specified in Section 3.01(g)(iii)(E).
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.
“Receivables Repurchase Obligation” means any obligation of a seller to repurchase receivables transferred by such seller in a Permitted Receivables Financing, which obligation arises as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly-Owned Subsidiary of the Borrower (or another Person formed solely for the purposes of engaging in a Permitted Receivables Financing with the Borrower or any Subsidiary and to which the Borrower or any Subsidiary transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and:
(1)    no portion of the Debt or any other obligations (contingent or otherwise):

(a)    is guaranteed by the Borrower or any Subsidiary, other than another Receivables Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings, including servicing performance guarantees, or Limited Originator Recourse);
(b)    is recourse to or obligates the Borrower or any Subsidiary, other than another Receivables Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, including servicing performance guarantees, or Limited Originator Recourse; or
(c)    subjects any property or asset of the Borrower or any Subsidiary, other than another Receivables Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;
(2)    with which neither the Borrower nor any Subsidiary, other than another Receivables Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and
(3)    to which neither the Borrower nor any other Subsidiary, other than another Receivables Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Reference Period” has the meaning specified in the definition of “Consolidated EBITDA”.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~Eurodollar Rate, 11:00 a.m. (London~~Adjusted Term SOFR, 5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting ~~and~~, (2) if the RFR for such Benchmark is Adjusted Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is ~~not Eurodollar Rate~~none of Adjusted Term SOFR or Adjusted Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 12.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, managers, counsel, consultants, administrators, directors, officers, employees, agents, trustees, advisors or other representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, Adjusted Term SOFR or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the PBGC has waived the requirement that it be notified of such event.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the aggregate outstanding Commitments or, if the Commitment of each Lender to make Loans has been terminated pursuant to Section 2.08 or Section 9.02, 50% of the Outstanding Amount; provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple SOFR.
“S&P” means Standard & Poor’s Financial Services LLC and any successor thereto.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Borrower or Subsidiary thereof of any Property, whether owned by the Borrower or Subsidiary as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or Subsidiary to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.
“Same Day Funds” means immediately available funds.
“Sanctioned Country” means, at any time, a country, region or territory that is the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, ~~Iran,~~the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea ~~and~~, Syria and non-Ukrainian government controlled portions of the Zaporizhzhia and Kherson regions of Ukraine).
“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (c) any state, territory or federal government of Australia or Governmental Authority of Australia or (d) any other relevant sanctions authority.
~~“Screen Rate” means the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars appearing on Reuters screen page LIBOR 01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.~~
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as from time to time amended, and any successor statutes.
“September 2017 Cybersecurity Incident” means that certain cybersecurity incident announced in the press release dated September 7, 2017 attached as Exhibit No. 99.1 to the 8-K of the Borrower filed on such date.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company that a Responsible Officer of the Company has determined in good faith to be customary in a Permitted Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Cybersecurity Obligations” means the aggregate amount of outstanding obligations of all Domestic Subsidiaries under all final judgments, orders or settlements (with or without a court order) with respect to the September 2017 Cybersecurity Incident.
“Support Obligation” means, with respect to any Person and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is permitted under this Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR.
“~~Ticking Fee~~Term SOFR Determination Day” has the meaning ~~specified in Section 2.11(a)~~assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Ticking Fee” has the meaning specified in Section 2.11(a).
~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
~~“Term SOFR Transition Event” means the determination by the Administrative Agent (in consultation with the Borrower) that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term SOFR.~~
“Treaty” means a double taxation agreement between the United Kingdom and another jurisdiction.
“Truist Securities” means Truist Securities, Inc.
“Type” means, with respect to a Loan, its character as an ABR Loan ~~or a Eurodollar Rate~~, Term Benchmark Loan or, if applicable an RFR Loan.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“Veda Entities” means Veda Group Limited, a company incorporated in the Commonwealth of Australia, and its Subsidiaries.
“WFS” means Wells Fargo Securities, LLC.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary (except directors’ qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States or any political subdivision thereof, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.
“Withholding Agent” means the Borrower or the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “hereto,” “herein,” “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear; (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, it is agreed that for all purposes under this Agreement, capital lease obligations (and the determination of whether a lease constitutes a Capital Lease) shall be calculated in accordance with GAAP as of the Closing Date and without giving effect to any subsequent changes in GAAP (or required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease, unless otherwise agreed by the Borrower and the Required Lenders.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06    Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred Type (e.g. “~~Eurodollar Rate~~Term Benchmark Loan” or “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g. “~~Eurodollar Rate~~Term Benchmark Borrowing”).
1.07    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.08    Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election,~~ Section 3.03(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the LIBOR or other rates in the definition of “Eurodollar Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any~~

~~Benchmark Replacement Conforming Changes pursuant to Section 3.03(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Eurodollar Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~the Adjusted Eurodollar Rate~~any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service ~~other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction~~.
ARTICLE II.
THE COMMITMENTS AND LOANS
2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrower in Dollars, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that after giving effect to any Borrowing, the aggregate Outstanding Amount shall not exceed the Aggregate Commitments. Loans may be ABR Loans or ~~Eurodollar Rate Loans~~Term Benchmark Loans (or, solely if Adjusted Daily Simple SOFR has replaced Adjusted Term SOFR as the applicable Benchmark pursuant to Section 3.03, RFR Loans), as further provided herein. Amounts repaid or prepaid under this Agreement may not be reborrowed.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing of Loans, each conversion of Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~Term Benchmark Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone; provided that with respect to Borrowings of Loans, such notice may state that such notice is conditioned upon the consummation of a specific transaction, in which case such notice may be revoked by the Borrower if such condition is not satisfied. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar Rate Loans, or of any conversion of Eurodollar Rate Loans to ABR Loans and~~Term Benchmark Loans, (ii) on the requested date of any Borrowing of ~~ABR Loans~~or conversion to, ABR Loans and (iii) to the extent that Adjusted Term SOFR has been replaced pursuant to Section 3.03, five U.S. Government Securities Business Days before the requested date of any Borrowing of, or conversion to, RFR Loans; provided that if the Borrower wishes to request ~~Eurodollar Rate~~Term Benchmark Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. three U.S. Government Securities Business Days prior to the requested date of such Borrowing, conversion or continuation of ~~Eurodollar Rate~~Term Benchmark Loans, whereupon the

Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. two U.S. Government Securities Business Days before the requested date of such Borrowing, conversion or continuation of ~~Eurodollar Rate~~Term Benchmark Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term Benchmark Loans and RFR Loans shall be in a principal amount of $25,000,000 or a whole multiple of $10,000,000 in excess thereof. Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $25,000,000 or a whole multiple of $10,000,000 in excess thereof. Each Borrowing Request (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing of Loans, a conversion of Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term Benchmark Loans in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Loan Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans as described in the preceding clause. Each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower either by (i) crediting the account of the Borrower on the books of JPMorgan Chase Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a ~~Eurodollar Rate~~Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term Benchmark Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term Benchmark Loans, or requested or continued as RFR Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~Term Benchmark Loans upon determination of such interest rate. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMorgan Chase Bank’s prime rate used in determining the ABR promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings of Loans, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.
(f)    Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
2.03    [Reserved].
2.04    [Reserved].
2.05    [Reserved].
2.06    [Reserved].
2.07    Prepayments. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of ~~Eurodollar Rate~~Term Benchmark Loans other than on the last day of the relevant Interest Period; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of ~~Eurodollar Rate~~Term Benchmark Loans ~~and~~, (B) on the date of prepayment of ABR Loans and (C) five Business Days prior to any date of prepayment of RFR Loans; (ii) any prepayment of ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid and, if ~~Eurodollar Rate~~Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Loan Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurodollar Rate~~Term Benchmark Loan or RFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the applicable Loans of the applicable Lenders in accordance with their respective Applicable Loan Percentages.
2.08    Termination or Reduction of Commitments.
(a)    The Borrower may, upon notice to the Administrative Agent, terminate any Commitments or from time to time permanently reduce any Commitments prior to the Delayed Draw Commitment Termination Date; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of any Commitments. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Loan Percentage. All fees accrued until the effective date of any termination of any Commitments shall be paid on the effective date of such termination.
(b)    To the extent not previously terminated pursuant to this Section 2.08, all unused Commitments, hereunder shall terminate on the Delayed Draw Commitment Termination Date.
2.09    Repayment of Loans. The Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders, (i) on the first business day of each full calendar quarter ending after August 25, 2023, a principal amount of Loans equal to (A) the aggregate amount of Loans borrowed on or prior to the Delayed Draw Commitment Termination Date multiplied by (B) 0.625% and (ii) on the Maturity Date, any principal amount of Loans made to the Borrower remaining outstanding on such date.
2.10    Interest.
(a)    Subject to the provisions of clause (b) below, (i) each ~~Eurodollar Rate~~Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Rate; ~~and~~ (ii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR plus the Applicable Rate; and (iii) each RFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Adjusted Daily Simple SOFR plus the Applicable Rate.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.11    Fees.
(a)    Ticking Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Loan Percentage, a ticking fee (the “Ticking Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of the Outstanding Amount of Loans, subject to adjustment as provided in Section 2.16. The Ticking Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Ticking Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.12    Computation of Interest and Fees. All computations of interest for ABR Loans (~~including ABR Loans determined by reference to the Eurodollar~~only at times when the Alternate Base Rate is based on the Prime Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.13    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), and maturity of its Loans and payments with respect thereto.
2.14    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each applicable Lender its Applicable Loan Percentage (or other applicable share as provided herein) of any such payment in respect of any Loans in like funds as received by wire transfer to such applicable Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Bank Funding Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Bank Funding Rate.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 12.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
2.15    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.01.
(ii)    Reallocation of Payments. No Ticking Fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Without limiting the foregoing, any other payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 12.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Loan Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the nature and amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the nature and amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B), (ii)(D) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F or Exhibit G, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. Unless required by applicable law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the ~~Eurodollar Rate~~Term Benchmark, or to determine or charge interest rates based upon the ~~Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market~~Term Benchmark, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar Rate~~Term Benchmark Loans or to convert ABR Loans to ~~Eurodollar Rate~~Term Benchmark Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the

Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the ABR, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all ~~Eurodollar Rate~~Term Benchmark Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to ~~Eurodollar Rate~~Adjusted Term SOFR to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~Term Benchmark Loans or ABR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~Eurodollar Rate~~Term Benchmark, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~Eurodollar Rate~~Term Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Alternate Rate of Interest
(a)    . (a) Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 3.03 if:
(i)    the Administrative Agent determines in consultation with the Borrower (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR (including because the ~~Relevant Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period~~, the~~ for a Term Benchmark Borrowing, Adjusted ~~Eurodollar Rate and~~Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, if~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Request in accordance with the terms of Section 2.02, (1) any Borrowing Request that requests a ~~Eurodollar Loan, then such request shall be ineffective~~Borrowing, or conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall instead be deemed to be notice or request for (x) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a notice for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a ~~Eurodollar~~Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, then~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Request in accordance with the terms of Section 2.02, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan on such day.~~(x) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Loan if Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
~~(b)~~    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election,, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~.~~
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related~~ and (y) if a Benchmark Replacement ~~Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark~~is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes hereunder ~~or~~and under any Loan Document in respect of ~~such~~any Benchmark setting ~~and subsequent Benchmark settings,~~at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~; provided that, this clause (c) shall not be effective unless~~ so long as the Administrative Agent has ~~delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    ~~(d) In connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    ~~(e)~~ The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)    ~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or Eurodollar~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    ~~(g)~~ Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar Loan~~Term Benchmark Borrowing, conversion to or continuation of ~~Eurodollar~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ~~either (x)~~ the Borrower will be deemed to have converted any request for a ~~Eurodollar Loan~~Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a ~~Eurodollar~~Relevant Rate applicable to such ~~Eurodollar~~Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section ~~2.21,~~ 3.03, then on the last day of the Interest Period applicable to such Loan, (~~or the next succeeding Business Day if such day is not a Business Day), such~~1) any Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan on such day.~~(x) an RFR Borrowing so long as the Adjusted Daily Simple

SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
3.04    Increased Costs; Reserves on ~~Eurodollar Rate~~Term Benchmark Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement contemplated by Section 3.04(e))~~;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the ~~London~~applicable interbank market any other condition, cost or expense affecting this Agreement or ~~Eurodollar Rate~~Term Benchmark Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the ~~Eurodollar Rate~~Term Benchmark (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that, as to any claim for compensation made by a Lender pursuant to this Section 3.04, in respect of any Change in Law, such Lender shall only make such claim on the Borrower if such Lender is otherwise generally making such claims on other similarly situated debtors of such Lender.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that, as to any claim for compensation made by a Lender pursuant to this Section 3.04, in respect of any Change in Law, such Lender shall only make such claim on the Borrower if such Lender is otherwise generally making such claims on other similarly situated debtors of such Lender.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).
~~(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.~~
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (1) with respect to Loans that are not RFR Loans:
(i)    ~~(a)~~ any continuation, conversion, payment or prepayment of any ~~Loan other than an ABR~~Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(ii)    ~~(b)~~ any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Loan other than an ABR~~Term Benchmark Loan on the date or in the amount notified by the Borrower; or
(iii)    ~~(c)~~ any assignment of a ~~Eurodollar Rate~~Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 12.13;
and (2) with respect to Loans that are RFR Loans:

(i)    any continuation, conversion, payment or prepayment of any RFR Loan other than on the Interest Payment Date applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(ii)    any failure by the Borrower (for a reason other than the failure of such Lender to make an RFR Loan) to prepay, borrow, continue or convert any RFR Loan on the date or in the amount notified by the Borrower; or
(iii)    any assignment of an RFR Loan on a day other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 12.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~Eurodollar Rate~~Term Benchmark Loan or RFR Loan, as applicable, made by it at the ~~Eurodollar Rate~~Term Benchmark or RFR, as applicable, for such Loan by a matching deposit or other borrowing in the onshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such ~~Eurodollar Rate~~Term Benchmark Loan or RFR Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrower or such applicable Borrower, such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.04 or 3.08, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 12.13.

3.07    Survival. All of the ~~Borrower’~~Borrower’s obligations under this Article III shall survive termination of all Commitments, repayment of all other Obligations hereunder, and resignation or replacement of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO LOANS
4.01    Conditions of Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a)    Executed Loan Documents. This Agreement, the Notes (if any) and all other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties party thereto and shall be in full force and effect.
(b)    Closing Certificates; Etc.
(i)    Officers’ Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, (a) to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects; and (b) that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).
(ii)    General Certificates. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation, certificate of limited partnership, or certificate or articles of formation, of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws of the Borrower as in effect on the date of such certifications, and (C) resolutions duly adopted by the Board of Directors of the Borrower authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.
(iii)    Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization.
(iv)    Opinions of Counsel. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of internal and external counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.
(v)    [Reserved].

(c)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. The Borrower shall have obtained all approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction necessary in order to enter into this Agreement and the other Loan Documents as of the Closing Date. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein.
(ii)    No Event of Default. No Default or Event of Default shall have occurred and be continuing.
(d)    Financial Matters.
(i)    Financial Statements. The Administrative Agent shall have received and reviewed (A) the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (B) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower for the most recent fiscal quarter ended at least 45 days before the Closing Date, and (C) such other financial information as the Administrative Agent may request. To the extent that the information set forth in this Section 4.01(d)(i) is included in the Borrower’s annual report on Form 10-K or quarterly report on Form 10-Q as filed with the SEC, such information shall be deemed delivered for purposes hereof.
(ii)    Payment at Closing. The Borrower shall have paid any accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable and documented legal fees and expenses payable under Section 12.04, to the extent invoiced at least three (3) Business Days prior to the Closing Date) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all reasonable and documented taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents, and including all fees payable on the Closing Date pursuant to the Fee Letters.
(e)    Litigation. As of the Closing Date, there shall be no actions, arbitrations, suits or proceedings pending or, to the knowledge of the Borrower, threatened (i) with respect to this Agreement or any other Loan Document or (ii) which could reasonably be expected to have a Material Adverse Effect.
(f)    Payoff Letters. The Administrative Agent shall have received a copy of a duly executed payoff letter, in form and substance satisfactory to the Administrative Agent, evidencing the payment in full and termination of the Existing Credit Agreement.
(g)    Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least three (3) Business Days prior to the Closing Date to the extent that such documentation and information was requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Closing Date. If the Borrower qualifies as a “legal entity” customer under the Beneficial Ownership

Regulation, the Borrower shall have delivered to each requesting Lender, at least three (3) business days prior to the Closing Date to the extent request by such Lender at least ten (10) business days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.
(h)    Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects on and as of the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
4.02    Conditions to Borrowings. The obligation of each Lender to make any Loan hereunder is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article V (excluding Section 5.01(m)) shall be true and correct in all material respects on and as of such borrowing with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.
(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the date of such Loan, both before and after giving effect to the Loans to be made on such date.
(c)    Notice of Borrowing. The Administrative Agent shall have received a Borrowing Request from the Borrower in accordance with Section 2.02(a).
The occurrence of the Closing Date and the request by the Borrower for a Loan hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Sections 4.01 and 4.02 and applicable to such borrowing have been satisfied as of that time or waived in writing by the Lenders. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 4.01 and 4.02, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent. Each Borrowing (other than any conversion or continuation of any outstanding Loans) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section 4.02.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
5.01    Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Loans, the Borrower (or if otherwise indicated, the Borrower) hereby represents and warrants to the Administrative Agent and Lenders on the Closing Date and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents that:

(a)    Organization; Power; Qualification. The Borrower and each of its Subsidiaries (other than Subsidiaries which are not Material Subsidiaries) are duly organized, validly existing and in good standing or active status, as applicable under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    [Reserved].
(c)    Authorization of Agreement, Loan Documents and Borrowing. The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with its respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Borrower and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(d)    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower of the Loan Documents, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not (i) require the Borrower or any of its Subsidiaries to obtain any Governmental Approval or approval of any other Person, except for such as have been obtained and are in full force and effect or those which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable Law relating to the Borrower or any of its Subsidiaries, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute a default under (x) the articles of incorporation, bylaws or other organization documents of the Borrower or any of their Subsidiaries or (y) any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except, with respect to this clause (iii)(y), as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien (other than a Lien permitted under Section 8.02) upon or with respect to any property now owned or hereafter acquired by such Person.
(e)    Compliance with Law; Governmental Approvals. The Borrower and each of its Subsidiaries (i) have all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the Borrower’s knowledge, threatened attack by direct or collateral proceeding, except where the failure to have such Governmental Approval could not reasonably be expected to have a Material Adverse Effect, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties; in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(f)    Tax Returns and Payments. The Borrower and each of its Subsidiaries have timely filed or caused to be filed all federal and state, provincial, local and other tax returns required by applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state, provincial, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) to the extent the failure to file such tax returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.
(g)    Intellectual Property Matters. The Borrower and its Subsidiaries own or possess rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which, to the knowledge of the Borrower, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of the Borrower, neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.
(h)    Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Material Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has incurred costs for any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(i)    ERISA Compliance. The Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:
(i)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(ii)    There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than routine claims for benefits) that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(iii)     (A) No ERISA Event has occurred, and to the knowledge of the Borrower, no fact, event or circumstance exists that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (B) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (C) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and, to the best knowledge of the Borrower no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; and (D) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; in each case under the immediately preceding clauses (A) through (D), except for such events and circumstances, failures to comply, facts and circumstances, liabilities, transactions and terminations which could not reasonably be expected to have a Material Adverse Effect.
(iv)    Neither the Borrower or any ERISA Affiliate has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan, except for such unsatisfied contribution obligations or liabilities which could not reasonably be expected to have a Material Adverse Effect.
(j)    Margin Stock. No Borrower or any Subsidiary thereof is engaged principally or as one of its material activities in the business of extending credit for the purpose of ~~‘‘~~“purchasing~~’’~~” or “carrying” any ‘‘margin stock’’ (as each such term is defined or used in Regulation U of the Federal Reserve Board). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock, unless the Borrower shall have given the Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and Lenders to comply, in a timely fashion, with all reporting obligations required by applicable Law, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Federal Reserve Board.
(k)    Government Regulation. The Borrower hereby represents and warrants to the Administrative Agent and Lenders that no Borrower or any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Borrower Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Interstate Commerce Act, each as amended.
(l)    Financial Statements; Financial Condition: Etc. The financial statements delivered to the Lenders pursuant to Section 4.01(d)(i) and, if applicable, Section 6.01, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments), are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries, on a consolidated basis, as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end adjustments.
(m)    No Material Adverse Effect. Since December 31, 2020, there has been no Material Adverse Effect.
(n)    Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

(o)    Absence of Defaults. No event has occurred and is continuing which constitutes a Default or an Event of Default.
(p)    Accuracy and Completeness of Information. As of the Closing Date, the Borrower has disclosed to the Lenders all matters known to them, other than general market, economic and industry conditions, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written information (other than financial projections and other forward-looking information and information of a general economic or industry-specific nature (“Projections”)), taken as a whole, furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to any Projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such Projections are furnished to the Administrative Agent or any Lender, it being understood and agreed that Projections are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are out of the Borrower’s or its Subsidiaries’ control, that no assurance can be given that any particular Projections will be realized, that the Projections are not a guarantee of financial performance and that actual results during the period or periods covered by such Projections may differ significantly from the projected results and such differences may be material.
(q)    Property. The Borrower and their Subsidiaries have good and marketable title to all material Property owned by them and valid leasehold interests in all material Property leased by them (except as permitted by the terms of this Agreement), except where failure to have such title or interest would not reasonably be expected to result in a Material Adverse Effect.
(r)    Anti-Corruption Laws and Sanctions.
(i)    None of the Borrower, any Subsidiary or any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person.
(ii)    The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.
(iii)    No Borrowing, use of proceeds or other transaction contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
(s)    Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an Affected Financial Institution.
5.02    Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate related hereto, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date

(unless expressly relating to any earlier date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
ARTICLE VI.
FINANCIAL INFORMATION AND NOTICES
Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and all Commitments hereunder shall have been terminated, unless consent has been obtained in the manner set forth in Section 12.01 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 12.02, or such other office as may be designated by the Administrative Agent and Lenders from time to time:
6.01    Financial Statements, Etc.
(a)    Quarterly Financial Statements. As soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, either (i) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Borrower with the SEC with respect to the immediately preceding fiscal quarter or (ii) an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including any notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and to the absence of footnotes required by GAAP. To the extent that the information set forth in this Section 6.01(a) is included in the Borrower’s quarterly report on Form 10-Q as filed with the SEC, such information shall be deemed delivered for purposes hereof.
(b)    Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of each Fiscal Year either (i) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Borrower with the SEC with respect to the immediately preceding Fiscal Year or (ii) an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower and certified by a nationally recognized independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP. To the extent that the information set forth in this Section 6.01(b) is included in the Borrower’s annual report on Form 10-K as filed with the SEC, such information shall be deemed delivered for purposes hereof.
(c)    The Borrower hereby acknowledges that (a) subject to Section 12.07, the Administrative Agent and/or any Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower under the Loan Documents (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 12.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as containing material non-public information and as being suitable only for posting on a portion of the Platform not designated “Public Investor”; it being understood that all Borrower Materials shall be subject to Section 12.07.
6.02    Officer’s Compliance Certificate. At each time financial statements are delivered pursuant to Section 6.01(a) or (b), a certificate of a Responsible Officer of the Borrower in the form of Exhibit C attached hereto (an “Officer’s Compliance Certificate”) (a) certifying as to statements consistent with the applicable requirements of the SEC; (b) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto; and (c) setting forth in reasonable detail calculations demonstrating compliance with the financial covenant contained in Section 8.01.
6.03    Other Reports.
(a)    Promptly after the filing thereof, a copy of (i) each report or other filing made by the Borrower or any or its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower or any Subsidiary thereof, (ii) each report made by the Borrower or any Subsidiary thereof to the SEC on Form 8-K and (iii) each final registration statement of the Borrower or any Subsidiary thereof filed with the SEC, except in connection with pension plans and other employee benefit plans; and
(b)    Such other information (subject to the limitations described in the last sentence of Section 7.10) regarding the operations, business affairs and financial condition of the Borrower and/or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

For the avoidance of doubt, reports or other filings required to be provided by the Borrower pursuant to clause (a) above are shall be deemed to have been delivered when filed with the SEC.
6.04    Notice of Litigation and Other Matters. Promptly (but in no event later than (x) with respect to clause (c) below, two Business Days after a Responsible Officer obtains knowledge thereof or (y) with respect to any other clause below, five (5) Business Days after a Responsible Officer obtains knowledge thereof) telephonic (confirmed in writing) or written notice of:
(a)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses the potential liability of which in the reasonable judgment of the Borrower could reasonably be expected to result in a Material Adverse Effect;
(b)    any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, the potential liability of which in the reasonable judgment of the Borrower in any such case could reasonably be expected to result in a Material Adverse Effect; and
(c)    the occurrence of any Default or an Event of Default.
6.05    Ratings Information. The Borrower shall, no later than five Business Days after a Responsible Officer obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hand copy sent promptly thereafter) of any change (either expressly or pursuant to a letter from S&P or Moody’s stating an “implied” rating, excluding in all cases any private indicative ratings that the Borrower may request from time to time from Moody’s or S&P) in rating by S&P or Moody’s in respect of the Borrower’s non-credit enhanced senior unsecured long-term debt, together with details thereof.
ARTICLE VII.
AFFIRMATIVE COVENANTS
Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and all Commitments hereunder shall have been terminated, unless consent has been obtained in the manner provided for in Section 12.01, the Borrower will, and will cause each of its respective Subsidiaries to:
7.01    Preservation of Corporate Existence and Related Matters.
(a)    Except as permitted by Section 8.04 and Section 8.05, preserve and maintain (i) its separate corporate existence and (ii) all rights, franchises, licenses and privileges necessary to the conduct of the business of the Borrower and its Subsidiaries taken as a whole, except, in the case of this clause (ii), where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    Qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under applicable Law, except where the failure to so preserve and maintain its existence and rights or to so qualify could not reasonably be expected to have a Material Adverse Effect.
7.02    Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property material to the conduct of its business, ordinary wear and tear and casualty excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.03    Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are consistent with past practices and prudent business practice (and in any event consistent with normal industry practice with the same or similar businesses operating in the same or similar locations), and as may be required by applicable Law.
7.04    Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
7.05    Payment and Performance of Obligations.
(a)    Pay and perform all of its Obligations under this Agreement and the other Loan Documents.
(b)    Pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect and (ii) all other material indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect; provided that the Borrower or Subsidiary may contest any item described in clause (i) or (ii) of this Section 7.05(b) in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.
7.06    Compliance With Laws and Approvals.
(a)    Observe and remain in compliance with all applicable Laws (including, without limitation, those set forth in Section 5.01(r)) and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to observe, comply or maintain could not reasonably be expected to have a Material Adverse Effect.
(b)    Maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

7.07    Environmental Laws. In addition to and without limiting the generality of Section 7.06:
(a)    Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to obtain, comply or maintain could not reasonably be expected to have a Material Adverse Effect; and
(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent the Borrower or any of their Subsidiaries are contesting, in good faith, any such requirement, order or directive before the appropriate Governmental Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.
7.08    Compliance with ERISA; ERISA Notices.
(a)    Promptly, and in any event within fifteen (15) Business Days after the Borrower obtains knowledge that an ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Effect, the Borrower shall deliver or cause to be delivered a written statement by a Responsible Officer of the Borrower, describing such ERISA Event and any action that is being taken with respect thereto by the applicable Borrower(s), or any ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. The Borrower shall (i) promptly and in any event within five (5) Business Days after the filing thereof with the IRS, deliver or cause to be delivered a copy of each funding waiver request filed with respect to any Pension Plan and all communications received by the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate with respect to such request; and (ii) promptly and in any event within five (5) Business Days after receipt by the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate, of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, copies of each such notice; and
(b)    As soon as is reasonably practicable upon the Administrative Agent’s reasonable request, the Borrower shall cause to be delivered to the Administrative Agent each of the following: (i) the most recent determination letter issued by the IRS with respect to each Pension Plan; (ii) for the three most recent Plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan; (iii) all actuarial reports prepared for the last three Plan years for each Pension Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan; (v) any information that has been provided in writing by any Governmental Authority to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vi) the aggregate amount of the most recent annual payments made to former employees of the Borrower under any retiree health plan.
7.09    Conduct of Business. The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses that are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary thereto.
7.10    Visits and Inspections. Subject to compliance with applicable securities laws, permit representatives of the Administrative Agent (acting on its own behalf or on behalf of any of the Lenders), from time to time upon reasonable prior written notice to the Borrower and during ordinary business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that, the Administrative Agent collectively may not exercise such rights more often than once during any calendar year and unless an Event of Default exists, the costs and expenses of such a visitation or inspection shall be the responsibility of the inspecting party or parties. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent accountants. Notwithstanding the foregoing, (i) neither the Administrative Agent nor any other Lender shall have the right to inspect or make or receive copies of any customer data files or any other credit information or files concerning consumers owned or maintained by the Borrower or any of its Subsidiaries and (ii) neither the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its agents) is prohibited by applicable law or any binding confidentiality agreement between the Borrower or any Subsidiary and a Person that is not the Borrower or any Subsidiary not entered into in contemplation of preventing such disclosure, inspection, examination or discussion or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided the Borrower shall (x) use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate the applicable law or agreement, and (y) to the extent the Borrower is unable to disclose any such information, the Borrower shall notify the Administrative Agent if any such information is being withheld as a result of any such obligation of confidentiality (but solely if providing such notice would not violate such confidentiality obligation).
7.11    Use of Proceeds. Use the proceeds of the Loans for working capital, for capital expenditures, to finance acquisitions by the Borrower and its Subsidiaries, including but not limited to the Appriss Acquisition and for other lawful general corporation purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Federal Reserve Board, including Regulations T, U or X.
7.12    Subsidiary Guarantees. If a Domestic Subsidiary becomes obligated under any final judgment, order or settlement (with or without a court order) with respect to the September 2017 Cybersecurity Incident and the total amount of such obligations, when combined with (A) all other Subsidiary Cybersecurity Obligations not constituting Pari Cybersecurity Obligations and (B) any Debt or obligations then outstanding under Section 8.02(r) or 8.03(i), exceed 30% of Consolidated Net Tangible Assets, measured as of the date such obligations are incurred, then such Domestic Subsidiary shall within 30 calendar days (or such longer period as the Administrative Agent may agree in its sole discretion) after such obligations are incurred enter into a guaranty of the Obligations in favor of the Lenders and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and deliver such other documentation (including customary certificates, resolutions and legal opinions) and take such other actions as reasonably requested by the Administrative Agent in connection with such guaranty. Notwithstanding the forgoing, any guaranty granted to Lenders under this Section 7.12 shall be automatically released without any further action by the Borrower, Agent, Lenders or such Subsidiary upon the payment in full of all of such Subsidiary’s Subsidiary Cybersecurity Obligations.

ARTICLE VIII.
NEGATIVE COVENANTS
Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and all Commitments hereunder shall have been terminated, unless consent has been obtained in the manner set forth in Section 12.01:
8.01    Maximum Leverage Ratio~~. As of the end of each fiscal quarter, (i) commencing with and including the end of the first fiscal quarter ending after the Closing Date through but excluding the end of the first fiscal quarter ending after the Appriss Closing Date, the Borrower will not permit the Leverage Ratio to be greater than 3.75:1.00 and (ii) commencing with the end of the first fiscal quarter ending after the Appriss Closing Date, the Borrower will not permit the Leverage Ratio to be greater than the maximum ratio set forth in the table below opposite such fiscal quarter:~~

~~Fiscal Quarters Ending On or About:~~	~~Maximum Leverage Ratio:~~
~~The first fiscal quarter ending after the Appriss Closing Date through and including the fourth fiscal quarter ending after the Appriss Closing Date~~	~~4.25 to 1.00~~
~~The fifth fiscal quarter ending after the Appriss Closing Date through and including the sixth fiscal quarter ending after the Appriss Closing Date~~	~~4.00 to 1.00~~
~~The seventh fiscal quarter ending after the Appriss Closing Date and thereafter~~	~~3.75 to 1.00~~

. As of the end of each fiscal quarter, (i) commencing with and including the end of the fiscal quarter ended on or around December 31, 2022 and through end including the end of the fiscal quarter ending on or around December 31, 2023, the Borrower will not permit the Leverage Ratio to be greater than 4.25:1.00 and (ii) commencing with the end of the first fiscal quarter ending on or around March 31, 2024 and for the end of each fiscal quarter ending thereafter, the Borrower will not permit the Leverage Ratio to be greater than 3.75:1.00; provided that, from and after the ~~Closing~~First Amendment Effective Date, if the Leverage Ratio Increase Requirements are satisfied the Borrower may elect to increase the maximum ratio set forth in ~~the table~~clauses (i) and (ii) above for each of the four consecutive fiscal quarters commencing with the fiscal quarter in which a Material Acquisition (other than the Appriss Acquisition) is consummated by 0.50 to 1.00 (provided ~~that~~further that (i) for a Material Acquisition occurring during a fiscal quarter ending prior to and including December 31, 2023, such 0.50 to 1.00 increase shall be disregarded for the fiscal quarters ending prior to and including December 31,

2023, with the increase applying only in any remaining fiscal quarters of such four fiscal quarter period ending after December 31, 2023 and (ii) in no event shall the maximum ratio for any fiscal quarter exceed 4.75 to 1.00); provided further that (i) to the extent any amounts relating to any judgment, order or settlement (with or without a court order) with respect to the September 2017 Cybersecurity Incident are added back to Consolidated EBITDA pursuant to clause (iv) of the definition thereof, then, for purposes of the calculation of the Leverage Ratio, “Consolidated Funded Debt” shall include the actual unpaid amount of any fines, penalties, restitution, settlement payments, charges and similar costs which (A) are final agreed by the parties thereto and, if applicable, approved by or issued by the relevant court or other administrative body and (B) are owed pursuant to the terms of such judgment, order or settlement after the date of such judgment, order or settlement and (ii) for purposes of the calculation of the Leverage Ratio, “Consolidated Funded Debt” shall exclude any Debt incurred and/or issued solely for the purpose of financing an acquisition and which Debt is incurred and/or issued after the date of the execution of the definitive agreement for such acquisition and in advance of the date of consummation of such acquisition until such acquisition closes (or until the definitive agreement for such acquisition has been terminated; provided that in the event of the termination of the definitive agreement for such acquisition, such Debt shall cease to be excluded from the calculation of the Leverage Ratio).
8.02    Liens. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on, or with respect to, any of its assets or properties (including without limitation shares of Capital Stock or other ownership interests owned by it), real or personal, whether now owned or hereafter acquired, except:
(a)    Liens existing on the Closing Date and that either (i) are securing obligations set forth on Schedule 8.02 or (ii) are encumbering property or assets with a fair market value, and securing obligations having a committed or principal amount, in each case, of not greater than $12,500,000 individually or $25,000,000 in the aggregate;
(b)    Liens for taxes, assessments and other governmental charges or levies which are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(c)    Liens of materialmen, repairmen, construction contractors, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and other similar Liens imposed by law so long as such Liens secure claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than ninety (90) days or unfiled or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)    Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or obligations under customer service contracts or (ii) to secure the performance of letters of credit, bids, tenders, sales, contracts (including trade contracts and governmental contracts), leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, in each case not incurred in connection with the borrowing of money, the payment of the deferred purchase price of property or any judgment, order or settlement (with or without a court order);

(e)    Liens constituting encumbrances in the nature of zoning restrictions, easements, rights of way, and other rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of any material parcel of real property or materially impair the use thereof in the ordinary conduct of business;
(f)    Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;
(g)    Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower (except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with any extension, renewal or refinancing of such Debt);
(h)    Liens on the property or assets of the Borrower or any Subsidiary securing Debt which is incurred to finance or refinance the acquisition of such property or assets; provided that (i) each such Lien shall be created prior to or within 180 days of the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt and the proceeds thereof; (iii) the principal amount of Debt secured by each such Lien is not increased (except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with any extension, renewal or refinancing of such Debt); and (iv) the principal amount of Debt secured by each such Lien (together with any accrued interest thereon and closing costs relating thereto) shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;
(i)    Liens consisting of judgment or judicial attachment Liens (other than, for the avoidance of doubt, Liens securing settlements (with or without a court order)) that do not constitute an Event of Default under Section 9.01(m);
(j)    Liens on accounts receivable (and related assets) being transferred pursuant to a Permitted Receivables Financing;
(k)    [Reserved];
(l)    any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;
(m)    any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section; provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased (except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with any extension, renewal or refinancing of such Debt);
(n)    any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

(o)    Liens securing Debt owing by any Subsidiary to the Borrower or another wholly-owned Subsidiary;
(p)    inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;
(q)    rights reserved to or invested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or such Subsidiary, as the case may be, or to use such property in a manner which does not materially impair the use of such property for the purposes of which it is held by the Borrower or such Subsidiary, as the case may be;
(r)    Liens not otherwise permitted by this Section 8.02 securing Debt or other obligations in an aggregate principal amount, when combined with (A) any Debt then outstanding under Section 8.03(i) and (B) all Subsidiary Cybersecurity Obligations not constituting Pari Cybersecurity Obligations, at any time outstanding that does not exceed 30% of Consolidated Net Tangible Assets, measured as of the date of the incurrence of such Debt or obligation;
(s)    deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Borrower and its Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(t)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations;
(u)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;
(v)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than capital lease obligations), license or sublicense or concession agreement permitted by this Agreement;
(w)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;
(x)    Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Debt, provided that such defeasance or satisfaction and discharge is permitted hereunder;
(y)    Liens that are contractual rights of set-off;
(z)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder; and
(aa)    in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the equity interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to equity interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement.
8.03    Limitations on Subsidiary Debt. No Borrower will permit any Subsidiary of the Borrower to contract, create, incur, assume or permit to exist any Debt, except:
(a)    Debt arising under this Agreement and the other Loan Documents;
(b)    Debt existing as of the Closing Date in an outstanding principal amount not in excess of (i) $25,000,000 in respect of any individual Subsidiary or (ii) $50,000,000 in the aggregate for all Subsidiaries (and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such renewal, extension or refinancing);
(c)    Capital Lease obligations and Debt incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by the Borrower or any of its Subsidiaries; provided that (i) such Debt when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction, the fair market value of such asset and any transaction costs directly related thereto, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such refinancing, and (iii) the aggregate principal amount of all such Debt shall not exceed $200,000,000 at any time outstanding;
(d)    intercompany Debt owed by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower;
(e)    Debt and Obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;
(f)    Permitted Receivables Financing ~~Indebtedness~~Debt;
(g)    Debt of the types described in clause (j) of the definition of Debt which is incurred in the ordinary course of business in connection with (i) the sale or purchase of goods, (ii) to assure performance by the Borrower or any of its Subsidiaries of their respective service contracts, bids, surety and appeal bonds, performance bonds and obligations of a like nature, operating leases, obligations to a utility or a governmental entity, or worker’s compensation obligations, or (iii) other obligations that do not constitute Debt;

(h)    Support Obligations of Debt of the Borrower or Debt otherwise permitted under this Section 8.03;
(i)    other Debt of the Subsidiaries at any time outstanding which, when combined with (A) any Debt then outstanding under Section 8.02(r) and (B) all Subsidiary Cybersecurity Obligations not constituting Pari Cybersecurity Obligations, in the aggregate does not exceed 30% of Consolidated Net Tangible Assets, measured as of the date of the incurrence of such Debt;
(j)    Debt of the Veda Entities in an aggregate principal amount outstanding not to exceed at any time AUD $300,000,000;
(k)    Debt of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Debt of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in an acquisition not prohibited hereunder, provided that such Debt exists at the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, amalgamation or consolidation) or such assets being acquired, and any renewals, extensions and refinancings thereof, provided that the principal amount of such Debt is not increased at the time of such renewal, extension or refinancing thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such renewal, extension or refinancing;
(l)    Debt in respect of netting services, overdraft protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;
(m)    Debt in the form of purchase price adjustments and earn-outs incurred in connection with any acquisition or joint venture investment not prohibited hereunder; and
(n)    Debt owing to any insurance company in connection with the financing of insurance premiums permitted by such insurance company in the ordinary course of business.
8.04    Limitations on Mergers and Liquidation. No Borrower will, nor will it permit any of its Subsidiaries to, merge, amalgamate, consolidate or enter into any similar combination of the foregoing with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:
(a)    The Borrower or any Subsidiary may merge with another Person that is not the Borrower or a Subsidiary; provided that (i) in the case of any merger involving the Borrower, the Borrower is the corporation surviving such merger, and (ii)  in the case of any merger involving a Subsidiary, the survivor is or will become a Subsidiary of the Borrower, (iii) immediately prior to and after giving effect to such merger, no Event of Default exists or would exist;
(b)    Any Subsidiary that is not the Borrower may merge into the Borrower or any other Subsidiary of the Borrower; and

(c)    Any Subsidiary that is not the Borrower may liquidate, wind-up or dissolve itself into the Borrower or any other Subsidiary of the Borrower.
8.05    Limitation on Asset Dispositions. The Borrower will not sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions and including by means of any merger, Equity Issuance of Capital Stock or otherwise) all or substantially all of its assets, on a consolidated basis, (whether now owned or hereafter acquired) except as permitted in Sections 8.04, except for any such disposition of assets which results from the merger, Equity Issuance of Capital Stock or other transaction between the Borrower and its Subsidiaries so long as the surviving entity remains a Subsidiary of the Borrower.
8.06    Governmental Regulations. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary and other evidence of the identity of the Borrower as may be reasonably requested by the Lenders or the Administrative Agent at any time with reasonable prior notice to enable the Lenders or the Administrative Agent to verify the identity of the Borrower or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318 and the Beneficial Ownership Regulation.
8.07    Sanctions and Anti-Corruption Laws. The Borrower will not, and will not permit any of its Subsidiaries to, request any Loan or, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of, in, or with any Sanctioned Country or Sanctioned Person, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as an Arranger, a Co-Syndication Agent, the Administrative Agent, a Lender, underwriter, advisor, investor or otherwise), or (iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws.
ARTICLE IX.
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:
(a)    Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).
(b)    Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest, fees or other amounts owing on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Borrower by the Administrative Agent.

(c)    Misrepresentation. Any representation, warranty or statement made or deemed to be made by the Borrower or any of its Subsidiaries, if applicable, under this Agreement, any Loan Document or any amendment hereto or thereto or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto and thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.
(d)    Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 6.04(c), 7.01(a), 7.11 and 7.12 and Article VIII.
(e)    Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof, if applicable, shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 9.01) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Borrower by the Administrative Agent.
(f)    Hedging Agreement. Any termination payments in an amount greater than $100,000,000 shall be due by the Borrower under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.
(g)    Debt Cross-Default. The Borrower or any of their Material Subsidiaries shall (i) default in the payment of any Debt (other than Debt under this Agreement or the Notes) the aggregate outstanding amount of which Debt is in excess of $100,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than Debt under this Agreement or the Notes), the aggregate outstanding amount of which Debt is in excess of $100,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired); provided that this clause (g) shall not apply to (i) any secured Debt that becomes due as a result of the voluntary sale or transfer of, or any casualty with respect to, assets securing such Debt, (ii) any prepayment, repurchase, redemption or defeasance of any Debt incurred in contemplation of an acquisition if the related acquisition is not consummated, (iii) any Debt that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, permitted under this Agreement or (iv) in the case of any Hedging Agreement, termination events or equivalent events pursuant to the terms of such Hedging Agreement not arising as a result of a default by the Borrower or any Subsidiary thereunder.
(h)    Change in Control. An event described in clause (i) or (ii) below shall have occurred: (i) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) and who were entitled to vote on such matters, cease for any reason to constitute a majority of the board of directors of the

Borrower then in office or (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) after the Closing Date shall obtain ownership or control in one or more series of transactions of more than 35% of the common stock or 35% of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower (any such event, a “Change in Control”).
(i)    Voluntary Bankruptcy Proceeding. The Borrower or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(j)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.
(k)    [Reserved].
(l)    Enforcement. A creditor or an encumbrance (other than a judgment or order of the type referred to in clause (m) of this Section 9.01) attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings and assets of the Borrower or any Subsidiary thereof having a value exceeding $100,000,000 and (if capable of discharge) such possession is not terminated or such attachment or process is not satisfied, removed or discharge within 30 days.
(m)    Judgment and Orders. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders at any time undischarged and unstayed as provided for in this paragraph (exclusive of amounts covered by insurance provided by reputable insurers as to which the applicable insurer has not disputed coverage) to exceed $100,000,000 shall be entered against the Borrower or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of sixty (60) days; provided that, in the case of a settlement that constitutes an order for the payment of money that specifically provides for a payment term of longer than sixty (60) days from the entry thereof, any amounts with respect thereto shall only be included to the extent undischarged and unstayed after the date that is sixty (60) days after the date that such amounts are due pursuant to the terms of such settlement.

(n)    Guaranty. At any time after the execution and delivery thereof, the guaranty given by the Borrower hereunder or any provision thereof shall cease to be in full force or effect as to the Borrower, or the Borrower or any Person acting by or on behalf of the Borrower shall deny or disaffirm the Borrower’s obligations under such guaranty.
(o)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that results in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that results in a Material Adverse Effect.
9.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    [Reserved]; and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, at applicable Law or otherwise;
provided that upon the occurrence of an Event of Default specified in Section 9.01(i), (j) or (k) with respect to the Borrower, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
9.03    Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

9.04    Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
ARTICLE X.
ADMINISTRATIVE AGENT
10.01    Appointment and Authority. Each Lender irrevocably appoints JPMorgan Chase Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
10.02    Rights as a Lender. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
10.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.
10.06    Replacement of Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, subject to approval by the Borrower provided that no Event of Default under clauses (a), (b), (i) or (j) of Section 9.01 shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.
(b)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(c)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, and, so long as no Event of Default under clauses (a), (b), (i) or (j) of Section 9.01 shall then exist, with the prior consent of the Borrower, appoint a successor which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such date.
10.07    Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
10.08    No Other Duties, Etc. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
10.09    Administrative Agent May File Proofs of Claim.

(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any guarantor of the Obligations, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.11 and 12.04) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 12.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10    Arrangers; Co-Syndication Agents. Each Lender hereby designates each of JPMorgan Chase Bank, BofA Securities, Mizuho Bank, Ltd., Truist Securities, WFS, Citizens Bank, N.A., Fifth Third Bank, National Association, PNC Capital Markets LLC, Regions Capital Markets, a division of Regions Bank and U.S. Bank, National Association as Arrangers and each of JPMorgan Chase Bank, Bank of America, N.A., Mizuho Bank, Ltd., Truist Bank and Wells Fargo Bank, N.A. as Co-Syndication Agents and agrees that the Arrangers and Co-Syndication Agents shall have no duties or obligations under any Loan Documents to any Lender, the Borrower or any guarantor of the Obligations.
10.11    Acknowledgment of Lenders.
(a)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such

Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this 0Section 10.11 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower.
Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE XI.
[RESERVED].
ARTICLE XII.
MISCELLANEOUS
12.01    Amendments, Etc. Unless expressly stated otherwise herein, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letters), and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)    change Section 9.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(e)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended nor amounts owed to such Lender reduced or the final maturity thereof extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents (1) to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (2) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
12.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section.
(iii)    Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic or facsimile notice.
(b)    Electronic Communications.
(i)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless such Lender and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
12.03    No Waiver; Cumulative Remedies; Enforcement. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 12.08 (subject to the terms of Section 2.15), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
12.04    Expenses; Indemnity; Damage Waiver and Limitation of Liability.
(a)    Costs and Expenses.     The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses actually incurred by the Administrative Agent and Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one external counsel for the Administrative Agent and the Lenders, as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this

Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that notwithstanding the foregoing set forth in this clause (i), with respect to the fees and disbursements of counsel for the Administrative Agent and the Arrangers incurred prior to the Closing Date, the Borrower shall only be obligated to pay the fees and disbursements of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent, (ii) [reserved] and (iii) all documented out-of-pocket expenses actually incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), (but limited to a single U.S. counsel, if reasonably necessary, a single regulatory counsel in each relevant regulatory field, and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in each case, for the Administrative Agent or the Lenders, taken as a whole and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of U.S. counsel, if reasonably necessary, one regulatory counsel in each relevant regulatory field, and one local counsel in each other relevant jurisdiction (which may include a single local counsel acting in multiple jurisdictions) for each such affected Person), in connection with the enforcement or protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses actually incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and reimburse each Indemnitee for, any and all actual losses, claims, damages, liabilities and related reasonable and documented expenses (including the reasonable, documented and actual fees, charges and disbursements of any counsel for any Indemnitee) (but limited to a single U.S. counsel, if reasonably necessary, a single regulatory counsel in each relevant regulatory field, and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in each case, for the Indemnitees, taken as a whole and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of U.S. counsel, if reasonably necessary, one regulatory counsel in each relevant regulatory field and one local counsel in each other relevant jurisdiction (which may include a single local counsel acting in multiple jurisdictions) for each group of similarly affected Indemnitees) (“Losses”)~~,~~ , incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Borrower arising out of, in connection with, or as a result of (i) this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and to reimburse each Indemnitee upon demand for any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing, whether or not such Indemnitee is a party to any such proceeding; provided that the Borrower shall not be liable to an Indemnitee pursuant to this indemnity for any Losses to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Loss resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee, (ii) material breach in bad faith of the obligations hereunder by such Indemnitee, as determined by a court of competent jurisdiction in final and non-appealable decision, (iii) suits solely amongst Indemnitees (other than (x) any claims against the Administrative Agent, any Arranger, joint lead arranger, joint bookrunner, co-syndication agent, or any similar role hereunder unless such claim would otherwise be excluded pursuant to clause (i) above and (y) claims arising out of any act or omission of the Borrower or any of their respective Subsidiaries) or (iv) any settlement entered into by such Indemnitee without the Borrower’s written consent (not to be unreasonably withheld, conditioned or delayed). The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity has been sought hereunder by such Indemnitee, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such indemnity and does not require any admission of wrong doing on the part of such Indemnitee. No Indemnitee shall be responsible or liable for any damages arising from the use by others of the Borrower Materials or other materials obtained through electronic, telecommunications or other information transmission systems, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement by, such Indemnitee. Without limiting the provisions of Section 3.01, this Section 12.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. No Person shall be responsible or liable for any special, indirect, punitive, exemplary or consequential damages that may be alleged as a result of this Agreement, the use of proceeds or any related transaction provided that, nothing contained in this sentence shall limit the indemnification and reimbursement obligations to the extent expressly set forth herein.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Outstanding Amount at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Loan Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against the Administrative Agent (and any sub-agent thereof) and each Lender or any Related Party of any of the foregoing (each such Person being called a “Lender Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Lender Related Person nor any other party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Lender Related Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. Nothing is this clause (d) shall be deemed to limit in any way the Borrower’s obligations under Section 3.05.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 12.02(a)(iii) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
12.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Bank Funding Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
12.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder except as permitted in Sections 8.04 and 8.05 without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 (or its equivalent in another currency) unless each of the Administrative Agent and, so long as no Event of Default specified in Section 9.01(a), (b), (i) or (j) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default specified in Section 9.01(a), (b), (i) or (j) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Loan Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 12.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.01 that affects such Participant. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 12.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
12.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who are engaged in evaluating, approving, structuring or administering this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.18(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the applicable Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary thereof.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

12.08    Right of Setoff. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights and each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Debt or other obligations owed by the Borrower to such Lender.
12.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.
12.10    Counterparts; Integration; Effectiveness. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letters, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
12.11    Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.01, 3.04, 3.05, and 12.04 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
12.12    Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, does not consent to a proposed amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document (a “Loan Modification”) requested by the Borrower, which Loan Modification is approved by at least the Required Lenders or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
12.14    Governing Law; Jurisdiction; Etc.
(a)    This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.
(b)    Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County, Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan), and of any appellate court from any thereof, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.02. Nothing in this Section 12.14 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.
12.15    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives, releases and agrees not to assert any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
12.17    Electronic Execution of Assignments and Certain Other Documents. Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Losses arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Losses arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
12.18    USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.
12.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
12.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
12.21    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent or any Arranger is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or any Arranger under this Agreement, and Loan Document or any documents related hereto or thereto).
12.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).